As filed with the Securities and Exchange Commission on June 19, 2001
                                              Registration No. 333-_____
 .

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  _____________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  E-LOAN, INC.
               (Exact name of issuer as specified in its charter)

            Delaware                                   77-0460084
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                           5875 Arnold Road, Suite 100
                            Dublin, California 94568
               (Address of Principal Executive Offices) (Zip Code)

                                 1997 Stock Plan
                        1999 Employee Stock Purchase Plan
                            (Full title of the plan)

                                  Chris Larsen
                             Chief Executive Officer
                                  E-LOAN, Inc.
                           5875 Arnold Road, Suite 100
                            Dublin, California 94568
                     (Name and address of agent for service)

                                 (925) 241-2400
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Roger S. Mertz, Esq.
                     Allen Matkins Leck Gamble & Mallory LLP
                           333 Bush Street, Suite 1700
                      San Francisco, California 94104-2806
                                 (415) 837-1515


                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
        Title of Securities              Amount to be          Proposed maximum      Proposed maximum aggregate         Amount of
         to be registered                 registered        offering price per unit        offering price           registration fee
-----------------------------------------------------------------------------------------------------------------------------------
1997 Stock Plan
Common Stock, $0.001 par value
(currently outstanding options)(1)        1,691,331                 1.465921                2,479,357.63                  619.84
-----------------------------------------------------------------------------------------------------------------------------------
1997 Stock Plan
Common Stock, $0.001 par value
(options available for future             2,768,175                 1.16                    3,211,083.00                  802.77
grant)(2)
-----------------------------------------------------------------------------------------------------------------------------------
Total 1997 Stock Plan Shares
Registered(3)                             4,459,506                                         5,690,440.63                1,422.61
-----------------------------------------------------------------------------------------------------------------------------------
1999 Employee Stock Purchase Plan
Common Stock, $0.001 par                  1,068,984                  .9860                  1,054,018.22                  263.51
value(4)(5)
-----------------------------------------------------------------------------------------------------------------------------------

TOTAL REGISTRATION FEES                                                                                                 1,686.12
===================================================================================================================================


(1) The computation is based upon the weighted average exercise price per share of $1.465921 as to 1,691,331 outstanding but unexercised options to purchase Common Stock under the 1997 Stock Plan (the "Currently Outstanding Options").

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 2,768,175 shares of Common Stock authorized for issuance pursuant to the 1997 Stock Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on June 15, 2001 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) These securities are of the same class and in addition to the 9,778,463 shares of Common Stock initially available to be granted under the 1997 Stock Plan and previously registered pursuant to Registration Statement No. 333-84211. The total number of shares of Common Stock now issuable under the 1997 Stock Plan, as amended, is 14,237,969.

(4) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on June 15, 2001 because the price at which the shares are to be issued in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

(5) These securities are of the same class and in addition to the 1,500,000 shares of Common Stock initially available to be granted under the 1999 Employee Stock Purchase Plan and previously registered pursuant to Registration Statement No. 333-84211. The total number of shares of Common Stock now issuable under the 1999 Employee Stock Purchase Plan, as amended, is 2,568,984.

The Exhibit Index for this Registration Statement follows the signature page.


                                  E-LOAN, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                EXPLANATORY NOTE

     This Registration Statement of Form S-8 relates to the Registrant's 1997 Stock Plan (the "1997 Plan") and 1999 Employee Stock Purchase Plan (the "1999 Purchase Plan") under which the Registrant, pursuant to that certain Registration Statement on Form S-8 (File No. 333-84211, the "Registration Statement"), previously registered 9,778,463 shares of Registrant's common stock under the 1997 Stock Plan and 1,500,000 shares of Registrant's common stock under the 1999 Employee Stock Purchase Plan. Under Section E of the General Instructions on Form S-8, the Registrant is registering additional shares under the 1997 Plan and the 1999 Purchase Plan.

     The 1997 Plan provides for an annual automatic increase in the number of shares of common stock reserved under the 1997 Plan by an amount equal to the lesser of 4,500,000 shares, 4% of the then outstanding shares, or a lesser amount as determined by the Registrant's Board of Directors. Since the initial registration of 9,778,463 shares under the 1997 Plan, an additional 4,459,506 shares have been added to the 1997 Plan by the automatic increase mechanism and amendments to the 1997 Plan. This Registration Statement covers the increase of 4,459,506 shares of common stock issuable under the 1997 Plan, bringing the total number of authorized shares to 14,237,969.

     The 1999 Purchase Plan provides for an annual automatic increase in the number of shares of common stock reserved under the 1999 Purchase Plan by an amount equal to the lesser of 1,500,000 shares, 2% of the then outstanding shares, or a lesser amount determined by the Registrant's Board of Directors. Since the initial registration of 1,500,000 shares under the 1999 Purchase Plan, an additional 1,068,984 shares have been added to the 1999 Purchase Plan by the automatic increase mechanism. This Registration Statement covers the increase of 1,068,984 shares of common stock issuable under the 1999 Purchase Plan, bringing the total number of authorized shares to 2,568,984.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this Registration Statement.

     1.   Registrant's Registration Statement on Form S-8, File No. 333-84211;

     2. Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (as amended by Form 10-K/A filed on April 23, 2001); and

     3. Registrant's quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 2001 (as amended by Form 10-Q/A filed on May 25, 2001) and all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of Registrant's fiscal year ended December 31, 2000.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of California, on this 19th day of June, 2001.

                                        E-LOAN, Inc.
                                        (a Delaware corporation)


                                        By: /s/  Christian A. Larsen
                                          ------------------------------------
                                          Christian A. Larsen
                                          Chief Executive Officer


                                POWER OF ATTORNEY

     Each individual whose signature appears below constitutes and appoints Christian A. Larsen and Joseph J. Kennedy, and each of them, such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                         TITLE                          DATE
        ---------                         -----                          ----


/s/  Christian A. Larsen
----------------------------      Chief Executive Officer and      June 19, 2001
   Christian A. Larsen            Chairman of the Board of
                                  Directors (Principal
                                  Executive Officer)

/s/  Joseph J. Kennedy
----------------------------      President, Chief Operating       June 19, 2001
   Joseph J. Kennedy              Officer and Director


/s/  Matthew Robers
----------------------------      Chief Financial Officer          June 19, 2001
   Matthew Roberts                (Principal Financial and
                                  Accounting Officer)


/s/  Ira M. Ehrenpreis
---------------------------       Director                         June 19, 2001
   Ira M. Ehrenpreis


/s/  Robert C. Kagle
---------------------------       Director                         June 19, 2001
   Robert C. Kagle


/s/  Daniel O. Leemon
---------------------------       Director                         June 19, 2001
   Daniel O. Leemon


/s/  Wade Randlett
--------------------------        Director                         June 19, 2001
   Wade Randlett

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                         DESCRIPTION

 5            Opinion of Allen Matkins Leck Gamble & Mallory LLP

 10.1*        1997 Stock Plan, as amended

 10.2*        1999 Employee Stock Purchase Plan, as amended

 23.1         Consent of Allen Matkins Leck Gamble & Mallory LLP
              (included as part of Exhibit 5 hereto)

 23.2         Consent of PricewaterhouseCoopers LLP

 24           Power of Attorney (included at page 3 of the Registration
                Statement)

___________________________________________

*Incorporated by reference to the Company's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 1999 (as amended by Form 10-Q/A filed on November 22, 1999).